                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 17, 1997 on the consolidated financial statements of Pennsylvania Real Estate Investment Trust (the "Company"), included in the Company's Annual Report on Form 10-K for the year ended August 31, 1997; our report dated June 16, 1997 on the statement of revenue and certain expenses of Magnolia Mall, incorporated by reference in the Company's Current Report on Form 8-K dated October 14, 1997; our report dated June 20, 1997 on the statement of revenue and certain expenses of North Dartmouth Mall, incorporated by reference in the Company's Current Report on Form 8-K dated October 14, 1997; our report dated June 23, 1997 on the consolidated financial statements of The Rubin Organization, Inc., incorporated by reference in the Company's Current Report on Form 8-K dated October 14, 1997 and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP



Philadelphia, PA
March 25, 1998